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                                                                   EXHIBIT 99(d)



                     WILLIAMS HOLDINGS OF DELAWARE, INC.

              SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS(a)*



                                                                                Additions
                                                                         -----------------------
                                                                          Charged
                                                                          to Costs
                                                          Beginning         and                                           Ending
                                                           Balance        Expenses     Other(c)       Deductions(b)      Balance
                                                           -------        --------     --------       -------------      -------
                                                                                      (Millions)
Year ended December 31, 1997:
   Allowance for doubtful accounts-
      Receivables......................................    $ 10.5          $ 13.3      $ 7.0(c)           $ 10.1         $ 20.7
      Other assets ....................................       4.6              --           --                --            4.6

Year ended December 31, 1996:
   Allowance for doubtful accounts-
      Receivables......................................      11.8             5.3        1.4(c)              8.0           10.5
      Other assets.....................................       1.6             3.0           --                --            4.6

Year ended December 31, 1995:
   Allowance for doubtful accounts-
      Receivables......................................       9.5             4.1        1.5(c)              3.3           11.8
      Other assets.....................................        --             1.6           --                --            1.6

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(a) Deducted from related assets.
(b) Represents balances written off, net of recoveries and reclassifications.
(c) Primarily relates to acquisitions of businesses.
 * Restated to reflect the acquisition of MAPCO Inc., which has been accounted for as a pooling of interests.